EXHIBIT 11
                                                                     Page 1 of 3


                      E'TOWN CORPORATION AND SUBSIDIARIES
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                          Three Months Ended
                                                               June 30,
                                                         1995           1994

                                                       _________      _________
PRIMARY

_______
 EARNINGS
  Income Before Preferred Stock
   Dividends of Subsidiary                           $ 4,378,412    $ 3,167,948
  Deduct: Preferred Stock Dividends                      203,250        203,250

                                                     ___________    ___________
  Net Income Available for
   Common Stock                                      $ 4,175,162    $ 2,964,698

                                                     ___________    ___________

                                                     ___________    ___________
 SHARES
  Weighted Average Number of
   Common Shares Outstanding                           6,799,782      6,033,057
  Assuming Exercise of Options
   Reduced by the Number of Shares
   Which Could Have Been Purchased
   With the Proceeds From Exercise
   of Such Options                                           634          3,326

                                                     ___________    ___________
  Weighted Average Number of Common
   Shares Outstanding as Adjusted                      6,800,416      6,036,383

                                                     ___________    ___________

                                                     ___________    ___________
Primary Earnings
 Per Share of Common Stock                           $      0.61    $      0.49

                                                     ___________    ___________

                                                     ___________    ___________
ASSUMING FULL DILUTION









______________________
 EARNINGS
  Income Before Preferred Stock
   Dividends of Subsidiary                             4,378,412      3,167,948
  Deduct: Preferred Stock Dividends                      203,250        203,250
  Add: After Tax Interest Expense
   Applicable to 6 3/4% Convertible
   Subordinated Debentures                               131,101        137,991

                                                     ___________    ___________
   Adjusted Net Income                               $ 4,306,263    $ 3,102,689

                                                     ___________    ___________

                                                     ___________    ___________
 SHARES
  Weighted Average Number of
   Common Shares Outstanding                           6,799,782      6,033,057
  Assuming Exercise of Options
   Reduced by the Number of Shares
   Which Could Have Been Purchased
   With the Proceeds From Exercise
   of Such Options                                           634          3,326
  Assuming Conversion of 6 3/4%
   Convertible Subordinated
   Debentures (a)                                        299,626        310,595

                                                     ___________    ___________
  Weighted Average Number of Common
   Shares Outstanding as Adjusted                      7,100,042      6,346,978

                                                     ___________    ___________

                                                     ___________    ___________
Fully Diluted Earnings
 Per Share of Common Stock                           $      0.61    $      0.49

                                                     ___________    ___________

                                                     ___________    ___________

(a) Convertible at $40 per share.











                                                                     EXHIBIT 11
                                                                     Page 2 of 3


                      E'TOWN CORPORATION AND SUBSIDIARIES
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                           Six Months Ended
                                                               June 30,
                                                         1995           1994

                                                       _________      _________
PRIMARY

_______
 EARNINGS
  Income Before Preferred Stock
   Dividends of Subsidiary                           $ 7,596,340    $ 5,953,928
  Deduct: Preferred Stock Dividends                      406,500        452,517

                                                     ___________    ___________
  Net Income Available for
   Common Stock                                      $ 7,189,840    $ 5,501,411

                                                     ___________    ___________

                                                     ___________    ___________
 SHARES
  Weighted Average Number of
   Common Shares Outstanding                           6,718,132      5,855,997
  Assuming Exercise of Options
   Reduced by the Number of Shares
   Which Could Have Been Purchased
   With the Proceeds From Exercise
   of Such Options                                           469          4,813

                                                     ___________    ___________








  Weighted Average Number of Common
   Shares Outstanding as Adjusted                      6,718,601      5,860,810

                                                     ___________    ___________

                                                     ___________    ___________
Primary Earnings
 Per Share of Common Stock                           $      1.07    $      0.94

                                                     ___________    ___________

                                                     ___________    ___________
ASSUMING FULL DILUTION

______________________
 EARNINGS
  Income Before Preferred Stock
   Dividends of Subsidiary                             7,596,340      5,953,928
  Deduct: Preferred Stock Dividends                      406,500        452,517
  Add: After Tax Interest Expense
   Applicable to 6 3/4% Convertible
   Subordinated Debentures                               261,908        274,650

                                                     ___________    ___________
   Adjusted Net Income                               $ 7,451,748    $ 5,776,061

                                                     ___________    ___________

                                                     ___________    ___________
 SHARES
  Weighted Average Number of
   Common Shares Outstanding                           6,718,132      5,855,997
  Assuming Exercise of Options
   Reduced by the Number of Shares
   Which Could Have Been Purchased
   With the Proceeds From Exercise
   of Such Options                                           469          4,813
  Assuming Conversion of 6 3/4%
   Convertible Subordinated
   Debentures (a)                                        300,946        310,803

                                                     ___________    ___________
  Weighted Average Number of Common
   Shares Outstanding as Adjusted                      7,019,547      6,171,613

                                                     ___________    ___________

                                                     ___________    ___________
Fully Diluted Earnings
 Per Share of Common Stock                           $      1.06    $      0.94

                                                     ___________    ___________

                                                     ___________    ___________

(a) Convertible at $40 per share.






                                                                     EXHIBIT 11
                                                                     Page 3 of 3


                      E'TOWN CORPORATION AND SUBSIDIARIES
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                         Twelve Months Ended
                                                               June 30,
                                                         1995           1994

                                                       _________      _________
PRIMARY

_______
 EARNINGS
  Income Before Preferred Stock
   Dividends of Subsidiary                           $14,584,202    $14,792,251
  Deduct: Preferred Stock Dividends                      808,030        977,517

                                                     ___________    ___________
  Net Income Available for
   Common Stock                                      $13,776,172    $13,814,734

                                                     ___________    ___________

                                                     ___________    ___________
 SHARES
  Weighted Average Number of








   Common Shares Outstanding                           6,635,088      5,723,996
  Assuming Exercise of Options
   Reduced by the Number of Shares
   Which Could Have Been Purchased
   With the Proceeds From Exercise
   of Such Options                                           692          6,930

                                                     ___________    ___________
  Weighted Average Number of Common
   Shares Outstanding as Adjusted                      6,635,780      5,730,926

                                                     ___________    ___________

                                                     ___________    ___________
Primary Earnings
 Per Share of Common Stock                           $      2.08    $      2.41

                                                     ___________    ___________

                                                     ___________    ___________
ASSUMING FULL DILUTION

______________________
 EARNINGS
  Income Before Preferred Stock
   Dividends of Subsidiary                            14,584,202     14,792,251
  Deduct: Preferred Stock Dividends                      808,030        977,517
  Add: After Tax Interest Expense
   Applicable to 6 3/4% Convertible
   Subordinated Debentures                               533,615        551,427

                                                     ___________    ___________
   Adjusted Net Income                               $14,309,787    $14,366,161

                                                     ___________    ___________

                                                     ___________    ___________
 SHARES
  Weighted Average Number of
   Common Shares Outstanding                           6,635,088      5,723,996
  Assuming Exercise of Options
   Reduced by the Number of Shares
   Which Could Have Been Purchased
   With the Proceeds From Exercise
   of Such Options                                           692          6,930
  Assuming Conversion of 6 3/4%
   Convertible Subordinated
   Debentures (a)                                        304,055        311,831

                                                     ___________    ___________
  Weighted Average Number of Common
   Shares Outstanding as Adjusted                      6,939,835      6,042,757

                                                     ___________    ___________

                                                     ___________    ___________
Fully Diluted Earnings
 Per Share of Common Stock                           $      2.06    $      2.38

                                                     ___________    ___________

                                                     ___________    ___________

(a) Convertible at $40 per share.